Exhibit to Question 77C on Form N-SAR

A special meeting of the Shareholders was held on September 22, 2004.

                Record Date August 11, 2004
                Record Date Shares                              6,563,801.872

Proposal 1: Election of Trustees.

-----------------------------
Bruce R Bent
-----------------------------

For                                4,423,244.560                           67.388%                    95.626%
Withheld                             202,306.832                            3.082%                     4.374%
Total                              4,625,551.392                           70.471%                   100.000%

-----------------------------
Edwin Ehlert JR
-----------------------------

For                                4,423,046.456                           67.385%                    95.622%
Withheld                             202,504.936                            3.085%                     4.378%
Total                              4,625,551.392                           70.471%                   100.000%

-----------------------------
Patrick J Foye
-----------------------------

For                                4,423,475.933                           67.392%                    95.631%
Withheld                             202,075.459                            3.079%                     4.369%
Total                              4,625,551.392                           70.471%                   100.000%

-----------------------------
Donald J Harrington
-----------------------------

For                                4,423,926.871                           67.399%                    95.641%
Withheld                             201,624.521                            3.072%                     4.359%
Total                              4,625,551.392                           70.471%                   100.000%

-----------------------------
William J Montgoris
-----------------------------

For                                4,423,884.267                           67.398%                    95.640%
Withheld                             201,667.125                            3.072%                     4.360%
Total                              4,625,551.392                           70.471%                   100.000%

-----------------------------
William E Viklund
-----------------------------

For                                4,423,926.871                           67.399%                    95.641%
Withheld                             201,624.521                            3.072%                     4.359%
Total                              4,625,551.392                           70.471%                   100.000%

In addition to the above, Messrs. Joseph Donnelly and Frank Stalzer serve as Trustees of the Trust.

                                                                      Percent of shares          Percent of Shares
                                   Shares Voted                          outstanding                   Voted

Proposal 2: Approval of a new Investment Management Agreement to be entered into between the Trust and Reserve Management on behalf of Trainer
            Wortham First Mutual Fund, Trainer Wortham Total Return Bond Fund and Froley, Revy Convertible Securities Fund.

For                                4,079,675.975                           62.154%                    88.199%
Against                               12,130.703                            0.185%                     0.262%
Abstain                              212,737.714                            3.241%                     4.599%
Broker Non-Vote                      321,007.000                            4.891%                     6.940%
Total                              4,625,551.392                           70.471%                   100.000%

Proposal 3: Approval of Proposal to Permit Reserve Management to Enter Into or
            Materially Change Agreements with Sub-Advisers on Behalf of the Funds Without Obtaining Shareholder Approval.

For                                4,041,171.115                           61.568%                    87.366%
Against                               36,258.135                            0.552%                     0.784%
Abstain                              227,115.142                            3.460%                     4.910%
Broker Non-Vote                      321,007.000                            4.891%                     6.940%
Total                              4,625,551.392                           70.471%                   100.000%

Proposal 4: Approval of a New Sub-Investment Management Agreement for Hallmark
            First Mutual Fund (f/k/a Trainer Wortham First Mutual Fund).

                                                                      Percent of shares          Percent of Shares
                                   Shares Voted                          outstanding                   Voted
For                                1,395,096.547                           56.245%                    97.621%
Against                                9,589.395                            0.387%                     0.671%
Abstain                               24,403.434                            0.984%                     1.708%
Total                              1,429,089.376                           57.616%                   100.000%

Proposal 5: Approval of a New Sub-Investment Management Agreement for Hallmark
            Total Return Bond Fund (f/k/a Trainer Wortham Total Return Bond
            Fund).

                                                                      Percent of shares          Percent of Shares
                                   Shares Voted                          outstanding                   Voted
For                                1,892,952.589                           73.671%                    90.730%
Against                                2,648.149                            0.103%                     0.127%
Abstain                              190,749.000                            7.424%                     9.143%
Total                              2,086,349.738                           81.198%                   100.000%

Proposal 6: Approval of a New Sub-Investment Management Agreement for Hallmark
            Convertible Securities Fund (f/k/a Froley Revy Convertible Securities Fund) .

                                                                      Percent of shares          Percent of Shares
                                   Shares Voted                          outstanding                   Voted
For                                1,109,278.763                           73.270%                    99.925%
Against                                  833.515                            0.055%                     0.075%
Abstain                                       --                            0.000%                     0.000%
Total                              1,110,112.278                           73.325%                   100.000%

Exhibit to Question 77Q1 on Form N-SAR

The following documents have been previously filed and are each incorporated herein by reference to Post-Effective Amendment No. 74 to the Trust's registration statement (File No. 2-15037) filed with the Securities and Exchange Commission on October 1, 2004:

      A. Investment Management Agreement for HALLMARK INVESTMENT SERIES TRUST between Registrant and Reserve Management Company, Inc. on behalf of HALLMARK FIRST MUTUAL FUND, HALLMARK TOTAL RETURN BOND FUND AND HALLMARK CONVERTIBLE SECURITIES FUND dated October 1, 2004.

      B. Sub-Investment Management Agreement for HALLMARK FIRST MUTUAL FUND between Reserve Management Company, Inc. and Trainer Wortham & Company, Inc. dated October 1, 2004.

      C. Sub-Investment Management Agreement for HALLMARK TOTAL RETURN BOND FUND between Reserve Management Company, Inc. and Trainer Wortham & Company, Inc. dated October 1, 2004.

      D. Sub-Investment Management Agreement for HALLMARK CONVERTIBLE SECURITIES FUND between Reserve Management Co., Inc. and Froley, Revy Investment Company, Inc. dated October 1, 2004.

      E.    Plan Pursuant to Rule 18F-3